UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

SmartHeat Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders on December 10, 2013 at 1:00 p.m., local China time. All of the Company’s nominated directors were elected and the all of the proposals considered were approved. The final voting results were as follows:

	For	Withheld	Abstain	Broker Non-Votes
(1) Election of Directors				1,482,773
(a) Oliver Bialowons	3,257,645	410,903
(b) Kenneth Scipta	3,230,352	438,196
(c) Qingtai Kong	3,604,106	64,442
(d) Xin Li	3,604,506	64,042
(e) Weiguo Wang	3,604,406	64,142
	For	Against	Abstain	Broker Non-Votes
(2) To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 20132.	4,523,920	237,277	390,124
(3) To approve the amendments to the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc., executed on December 21, 2012, and July 27, 2013.	3,622,167	33,644	12,737	1,482,773
(6) To approve the restructuring actions undertaken by the Company is fiscal year 2012.	3,135,079	44,757	388,712	1,482,773

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	December 11, 2013	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President